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EXHIBIT 23.3

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) of Hewlett-Packard Company pertaining to the Indigo N.V. Flexible Stock Incentive Plan and the Indigo N.V. 1996 International Flexible Stock Incentive Plan of our reports dated January 16, 2002, with respect to the consolidated financial statements and schedule of Compaq Computer Corporation included in Hewlett-Packard Company's Current Report on Form 8-K dated February 14, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas
March 25, 2002

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  EXHIBIT 23.3
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS